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                                                                    EXHIBIT 10.8


                         AMENDMENT TO EMPLOYMENT CONTRACT

        This Amendment Number Three to Employment Contract ("Amendment") is entered into as of December 29, 1997, by and among BSB BANCORP, INC. (the "Corporation"), a Delaware corporation, its wholly-owned subsidiary BSB BANK & TRUST COMPANY, as successor to Binghamton Savings Bank ("Employer"), and ALEX S. DEPERSIS, ("Executive").

                                 WITNESSETH:

        WHEREAS, the Corporation, Employer and Executive have heretofore entered into an Employment Contract (the "Employment Contract"), dated as of November 2, 1990; and

        WHEREAS, the parties desire to amend the Agreement; and

        WHEREAS, the parties desire to amend the Employment Contract to provide for a change in the Termination Provisions of the Employment Contract;

        NOW, THEREFORE, the Employers and the Executive hereby agree that the Employment Contract shall be amended as follows:

             1. Section 12(ii)(a) of the Agreement, is amended to read as follows:

        (a) On or before the Executive's last day of employment with the Employers, the Employers shall pay to the Executive as compensation for services rendered to the Employers, a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to
        2.99 times the highest annual compensation paid to the Executive by the Employers for any of the three calendar years ending with the year of the Executive's termination, provided that, at the option of the Executive, the cash amount required to be paid hereby shall be paid by the Employers in equal monthly installments over the thirty (30) months succeeding the Date of Termination, payable on the first day of each such month. For purposes of this paragraph 12(ii)(a), highest annual compensation shall consist of only Executive's base salary and any performance incentive plan award, provided that, if no performance incentive plan award has been granted since the Change of Control, then, for the purposes of calculating the payments required by this paragraph 12(ii), it shall be assumed that the Executive earned a performance incentive plan award in each of the three calendar years ending with the year of the Executive's termination equal to the average of the performance incentive plan awards earned for each of the three fiscal years preceding the Change of Control.

             2. In all other respects, the Agreement shall continue in full force and effect.

        IN WITNESS WHEREOF, Executive has hereunto set his hand, and the Corporation and Employer have caused this Amendment to be executed in their names and on their behalves, all as of the day and year first above written.

                                            BSB BANCORP, INC.
ATTEST:    /s/ Larry G. Denniston           By:  /s/ Glenn R. Small
           ----------------------                --------------------------
               (Corporate Secretary)                 Glenn R. Small
                                                     Executive Vice President

                                            BSB BANK & TRUST COMPANY
ATTEST:    /s/ Larry G. Denniston           By:  /s/ Glenn R. Small
           ----------------------                --------------------------
               (Corporate Secretary)                 Glenn R. Small
                                                     Executive Vice President

                                            EXECUTIVE
                                                /s/ Alex S. DePersis
                                                --------------------------
                                                    Alex S. DePersis